Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-278067), and Form S-8 (No. 333-293157; No. 333-277197; No. 333-240298; No. 333-226830; No. 333-216901; No. 333-170381; No. 333-152767; No. 333-124689; and No. 333-09062) of AstraZeneca PLC of our report dated 10 February 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

24 February 2026

www.pwc.com

PricewaterhouseCoopers LLP, 1 Embankment Place, London, WC2N 6RH
+44 (0) 2075 835 000

PricewaterhouseCoopers LLP is a limited liability partnership registered in England with registered number OC303525. The registered office of PricewaterhouseCoopers LLP is 1
Embankment Place, London WC2N 6RH. PricewaterhouseCoopers LLP is authorised and regulated by the Financial Conduct Authority for designated investment business and the Solicitors
Regulation Authority for the provision of regulated legal services.